Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of our report dated April 10, 2014 relating to the financial statements and financial highlights which appears in the February 28, 2014 Annual Report to Shareholders of Fidelity California Municipal Trust II: Fidelity California AMT Tax-Free Money Market Fund and of our report dated April 11, 2014 relating to the financial statements and financial highlights which appears in the February 28, 2014 Annual Report to Shareholders of Fidelity California Municipal Trust II: Fidelity California Municipal Money Market Fund, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us in the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts April 23, 2014